Prudential Global Total Return Fund, Inc.
Annual period ended 4/30/17
File No. 811-04661


SUB-ITEM 77Q1(a)
Material Amendment to the Registrant's Charter or By-laws

PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.

ARTICLES SUPPLEMENTARY

      Prudential Global Total Return Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

            (a) 100,000,000 authorized but unissued shares of Prudential Global Total Return Fund Class A Common Stock (the "Total Return Class A Common Stock") as 100,000,000 additional shares of Prudential Global Total Return Fund Class Z Common Stock (the "Class Z Common Stock"); and

            (b) 200,000,000 authorized but unissued shares of the Total Return Class A Common Stock, 150,000,000 authorized but unissued shares of Prudential Global Total Return Fund Class B Common Stock and 80,000,000 authorized but unissued shares of Prudential Global Total Return Fund Class C Common Stock as 430,000,000 shares of Prudential Global Total Return Fund Class
T Common Stock (the "Class T Common Stock").

The Class Z Common Stock and the Class T Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of Common Stock as set forth in the Charter.

      SECOND: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:

                  Class A Common Stock            500,000,000
                  Class B Common Stock            200,000,000
                  Class C Common Stock            400,000,000
                  Class Q Common Stock            400,000,000
                  Class Z Common Stock            500,000,000

      THIRD: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:

                  Class A Common Stock      200,000,000
                  Class B Common Stock      50,000,000
                  Class C Common Stock      320,000,000
                  Class Q Common Stock      400,000,000
                  Class Z Common Stock      600,000,000
                  Class T Common Stock      430,000,000

      FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.
      FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his or her] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURES ON FOLLOWING PAGE]



            IN WITNESS WHEREOF, Prudential Global Total Return
Fund, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on this 9th day of March, 2017.

ATTEST: PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
/s/Jonathan D. Shain          By:__/s/Scott E. Benjamin
Name:  Jonathan D. Shain      Name:  Scott E. Benjamin
Title: Assistant Secretary    Title: Vice President